Exhibit 10.11

                               EMPLOYMENT CONTRACT

BETWEEN:          TreeSource Industries, Inc.
                  (formerly WTD Industries, Inc.), an Oregon corporation
                                                                        Employer

AND:              Jess R. Drake, an individual                          Employee

DATE:             October 31, 1998

                                    AGREEMENT

1. Employment Term. The term of employment under this Agreement shall begin on the 4th day of November, 1998, and continue until the third anniversary thereof, unless earlier terminated as provided in paragraph 6.1 herein.

2. Employment Duties. During the term of this Agreement, Employee shall be the President and Chief Executive Officer of Employer, and, subject to shareholder approval, a voting member of the Board of Directors, and shall:

         2.1 Devote Employee's full business time and attention to performing services on behalf of Employer as may be assigned to Employee from time to time by the Board of Directors.

         2.2 Comply with the policies, standards and regulations established by Employer from time to time.

3.       Compensation.

         3.1 Base Compensation. Employer shall pay Employee an initial base compensation of $350,000 per year payable in equal monthly installments. Each year thereafter Employee shall receive a reasonable annual increase in base compensation if such an increase is provided generally to other executive employees of the company, or as deemed appropriate by the Board of Directors.

         3.2 Bonus. Employee shall receive a signing bonus of $100,000 upon execution hereof by Employer and Employee. In addition, Employee shall receive annual bonuses as follows:




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
               3.2.1 At the end of Employer's fiscal year, Employee shall receive an annual bonus conditioned upon his performance against performance objectives and target goal, which target goal and objectives shall be achievable, realistic, reasonable, and mutually established in good faith by Employer and Employee.

               3.2.2 If Employee meets the target goal mutually set at the beginning of each year, he shall receive, within ninety (90) days after the end of each fiscal year, a bonus equal to 60% (the "target bonus") of his then current annual salary (Employee's "base"). If Employee exceeds the target goal he shall receive a correspondingly greater bonus, up to three times the target bonus amount. The goals and objectives to be applied in determining Employee's eligibility for a bonus during the first three full fiscal years of employment shall be developed in accordance with the following criteria:

                      (a) From the date of hire through April 30, 2000, (i) the target bonus shall be based solely upon non-financial goals, (ii) any bonus with respect to an additional 60% of Employee's base shall be based upon equally weighted non-financial and financial goals, and (iii) any bonus with respect to the third 60% of Employee's base shall be based solely upon financial goals. Within ninety (90) days of the commencement of Employer's next fiscal year, May 1, 1999, Employee shall be eligible to receive a prorated bonus for work performed from the date of hire to that time.

                      (b) During the fiscal year ending April 30, 2001, (i) the target bonus shall be based solely upon non-financial goals, (ii) any bonus with respect to an additional 60% of Employee's base shall be based 75% upon financial goals and 25% upon non-financial goals, and (iii) any bonus with respect to the third 60% of Employee's base shall be based solely upon financial goals.

                      (c) During the fiscal year ending April 30, 2002, (i) the target bonus shall be based 80% upon financial goals and 20% upon non-financial goals, and (ii) any bonus with respect to the second and third 60% of Employee's base shall be based solely upon financial goals.

         3.3 Stock Options. Upon execution hereof by the parties, and subject to any corporate or shareholder action required to permit such issuance, Employee shall receive stock options in a number sufficient to represent a potential $5.0 million gain based upon a stock price of $10.00 per share and an option exercise price equal to 85% of the common stock's value as of the date of the grant, which shares, except as hereafter provided, shall vest according to the following schedule: (1) one-fourth upon execution hereof; (2) an additional one-fourth on each anniversary of this





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
agreement. In the event that a senior lender under Employer's Credit and Security Agreement declares Employer in default and accelerates, or there is a change in control (as defined herein), or Employer terminates Employee, except under paragraphs 6.1.4 or 6.1.5 or under circumstances where Employee has been grossly negligent or has exhibited willful misconduct in the performance of his duties, the stock options will immediately vest. Nothing herein shall be construed to preclude Employee from receiving additional grants of stock options, to the extent deemed appropriate by the Board, if Employer provides other senior management employees such grants. Employee shall be eligible to receive such other grants on a non-discriminatory basis. A change of control is defined as any sale, transfer or disposition of all or substantially all the assets of Employer or the merger of Employer with another company that results in the shareholders of Employer obtaining less than 50% of the voting equity of the resulting company, or an individual or company in any manner acquires or controls more than 50% of the voting equity of Employer.

         3.4 Other Benefits. Base compensation and bonus compensation paid to Employee shall be in addition to any contribution made by the Employer for the benefit of Employee to any qualified pension plan or 401k plan maintained by Employer for the exclusive benefit of its employees or employee. Employer shall provide to Employee and Employee's spouse and dependent children, if any, at least the same coverage and participation that the Employer provides to other management personnel and their families with respect to accident insurance and disability insurance. If such insurance is available at standard rates or better, Employer shall provide Employee extended disability insurance coverage in the amount equal to 60% of Employee's annual base salary. Employer shall provide Employee with four weeks of paid vacation and such sick leave benefits that Employer provides to other management employees. The Employee will not be eligible for any medical, dental or life insurance coverage.

4.  Relationship Is  Employer-Employee.  The  relationship  between Employer and
Employee is that of employer-employee. Employer shall have the authority to determine the assignment of work and specific duties to be performed by Employee.

5. Expenses. Employee shall be entitled to reimbursement from Employer for all actual documented expenses incurred by Employee in the performance of Employee's duties under this Agreement in accordance with Employer's policies for executive employees. In addition, Employee's reasonable actual expenses associated with his relocation shall be paid by Employer. Such expenses include reasonable costs associated with the sale of his home, including real estate commissions, costs associated with temporary living quarters not to exceed six months, the search for suitable housing, the closing costs incurred on account of the purchase of a home, and reasonable costs associated with the move of his furniture and furnishings, and storage, if any.

6.       Termination.

         6.1 Reasons for Termination. Employee's employment with Employer shall terminate only upon occurrence of any of the following events:

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
               6.1.1 Mutual written agreement between Employer and Employee;

               6.1.2 Employee's death;

               6.1.3 Employee shall suffer a permanent disability. For purposes of this Agreement, "permanent disability" shall be defined as Employee's inability due to physical or mental illness or other cause, to perform the majority of Employee's usual duties for a period of six (6) months or more;

               6.1.4 Employee's willful and continual failure and refusal to comply with the reasonable express directives of the Board of Directors of Employer;

               6.1.5 Conviction of a felony or any crime involving fraud or dishonesty in the performance of, or that reflects upon Employee's ability to perform, Employee's duties on behalf of Employer;

               6.1.6 Upon forty-five (45) days' prior written notice by Employer or Employee to the other.

         6.2      Payment Upon Termination.

               6.2.1 If Employee's employment is terminated pursuant to the terms of paragraphs 6.1.4 or 6.1.5, or if Employee terminates his employment pursuant to paragraph 6.1.6, and paragraph 6.3 does not otherwise apply, the base compensation payable to Employee pursuant to paragraph 3.1 shall be prorated to the date of such termination and shall be payable on the first day of the month following such termination date.

               6.2.2 If Employer terminates Employee's employment pursuant to paragraph 6.1.6, Employee shall receive the following:

                      (a) Employer shall pay Employee payments as provided herein. If Employee is terminated prior to the scheduled expiration of this Agreement, an amount equal to two times Employee's last base annual salary and a pro-rata share of that year's target bonus amount, to the extent earned at the date of termination, based upon Employee's length of service that year, within thirty (30) days of the date of Employee's termination.

                      (b) Within thirty (30) days of the date of Employee's termination, Employer shall pay Employee all of Employee's accrued vacation.

                      (c) To the extent permitted under Employer's benefit plans, Employer shall continue to provide Employee with the same accident, basic disability insurance, and additional disability insurance which was provided to Employee during the term of Employee's employment. Employer shall, to the extent permitted, continue to

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
provide those benefits until Employee finds other employment, or for a one year period, whichever date first occurs.

         6.3 In the event Employee is demoted or his title or position is otherwise materially adversely changed by Employer, Employee is removed as a voting member of the Board of Directors (other than by shareholder action), Employer reduces Employee's annual salary or reduces Employee's bonus potential to less than three times target (60% of annual salary), Employee, at his option, may give notice to the board of his intention to terminate as provided in paragraph 6.1.6 and receive the benefits provided in paragraph 6.2.2. In such event the sums to be paid to Employee pursuant to said paragraph 6.2.2 shall be placed by Employer in an escrow account within 15 days of said notice by Employee with escrow instructions to release said sums to Employee at the end of the 45-day notice period.

         6.4 Employer agrees and represents that it has obtained agreements from its lenders to subordinate their claims to those of Employee, so that Employee's claims for payment of any kind provided for hereunder would receive first priority over theirs, and to except from any contractual restrictions on Employer its agreements with Employee as provided for herein. Copies of those agreements are attached as Exhibit A hereto.

7. Confidentiality. Employee acknowledges that during the course of his employment by Employer he may be exposed to or have disclosed to him or may develop information which is proprietary to the Employer ("Confidential Information"). Confidential Information may include, without limitation, information concerning trade secrets, source code, designs, licenses, costs, customer lists, profits, markets, marketing plans, price data and any other information of a similar nature to the extent not generally known within the trade. Employee shall not make use of any Confidential Information except in the performance of his duties for Employer, he shall maintain such information in confidence and he shall not use any of such information in connection with any other employment.

8. Nonsolicitation. During the severance period, Employee will not within the United States of America solicit any employee to work for a direct competitor of Employer. Nothing herein shall be construed to prevent Employee from hiring persons who respond to advertisements of general circulation, or whose names are independently developed by an employment firm, or who initiate contacts with Employee about employment with Employee. Employee shall not be prevented from providing a reference for any Employer employee seeking a position with any company or offering advice to that company about said employee if requested.

9. Confidentiality and Nonsolicitation After Termination of Employment. All of the terms of paragraphs 7 and 8 shall remain in full force and effect for a period of two (2) years after the termination of Employee's employment if all payments as provided herein have been timely made to Employee.

10. Notice. Any notices permitted or required under this Agreement shall be given in writing and may be delivered and served personally upon Employee or upon an officer of

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Employer, or alternatively,  may be deposited in the United States mail, postage prepaid by certified or registered mail, addressed to the parties at their last known address. Such notice, if mailed within the state of Oregon, shall be deemed delivered upon the second day following the date postmarked. If mailed outside the state of Oregon, the notice shall be deemed delivered upon the fifth day following the date postmarked.

11. Waiver of Breach. The waiver by either Employer or Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision or of any subsequent breach of the same provision by either Employer or Employee.

12. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of both Employer and Employee and their respective successors, heirs and legal representatives, but neither this Agreement nor any rights hereunder may be assigned by either Employer or Employee without the prior written consent of the other party.

13. Amendment. No amendment or variation of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by both Employer and Employee.

14. Integration. This Agreement embodies the entire agreement of the parties with respect to Employee's employment with Employer. There are no promises, terms, conditions or obligations other than those contained herein. This Agreement shall supersede all prior communications, representations or agreements, either verbal or written, between the parties.

15. Paragraph Headings. The paragraph headings appearing in this Agreement are not to be construed as interpretations of the text, but are inserted for convenience of and reference by the reader only.

16. Interpretation. This Employment Contract shall be interpreted according to the laws of the state of Oregon.


EMPLOYER:                                                     EMPLOYEE:

TREESOURCE INDUSTRIES, INC.

By: /s/ Robert J. Riecke                        /s/ Jess R. Drake
    --------------------------------            --------------------------------
Title:Vice President-Administration
      ------------------------------
Date:           11/3/98                      Date:          10/31/98
     -------------------------------             -------------------------------




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
                                                                       Exhibit A

                            Consent and Subordination



         THE UNDERSIGNED LENDER is one of the secured creditors of TreeSource Industries, Inc. (formerly WTD Industries, Inc.), pursuant to a Credit and Security Agreement dated as of November 30,1992. Lender agrees as follows:

         1. Lender has reviewed the Employment Contract (in the form attached hereto as Exhibit A and without any subsequent amendment or modification, the "Employment Contract"), by and between TreeSource Industries, Inc. (the "Employer") and Jess R. Drake (the Employee").

         2. Lender hereby consents to the provisions of the Employment Contract and agrees that the same shall be exempt from any contractual restrictions set forth in the Credit and Security Agreement.

         3. Upon the occurrence of an event entitling employee to give notice pursuant to paragraph 6.3 or a breach by Employer of the Employment Contract ("Trigger Event") and following written notice of such Trigger Event provided to Lenders, the Lenders agree that Employee shall be entitled to receive any amounts owed under Section 6 of the Employment Contract up to a maximum amount not to exceed $1,100,000, prior to any payment to the Lenders on their claims under the Credit and Security Agreement. The Lenders shall be subrogated to the rights of Employee to receive payment from Employer to the extent of any payment or distribution made to Employee under this paragraph to which Lenders would otherwise be entitled. No payment or distribution made to Employee, directly or indirectly, of any cash, property or securities (including, without limitation, any proceeds of Lenders' collateral under the Credit and Security Agreement) pursuant to this paragraph, to which Lender would otherwise be entitled shall be deemed a payment or distribution by Employer to Lenders on account of their claims under the Credit and Security Agreement. Nothing contained in this paragraph is intended to or shall: (a) impair, as among Employer, its creditors other than Employee, and the Lenders, the obligations owed by Employer to the Lenders; (b) affect the relative rights, as against Employer and the collateral under the Credit and Security Agreement, of the Lenders and the creditors of Employer other than Employee; or (c) prevent the Lenders from exercising all rights and remedies otherwise permitted under applicable law and the Credit and Security Agreement, subject only to the rights of Employee under this paragraph, if any, to receive payment otherwise payable to the Lenders. The failure of Employer to comply with the terms of the Employment Contract shall constitute an Event of Default under Section 7.01E of the Credit and Security Agreement.




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         4. This Consent and  Subordination  shall become effective upon receipt by Employer of identical agreements executed by each of Employer's Lenders under the Credit and Security Agreement.



         Dated this 29 day of October, 1998.
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By:
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Its:
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